CUSIP No. 45772F107	SCHEDULE 13G	Page 15 of 15

EXHIBIT 3

Name of Reporting Person	Number of Shares (Direct)		Number of Shares (Indirect)		Percent of Class Beneficially Owned (1)
Mayfield XI Management, L.L.C.	-0-		2,784,420	(2)(3)(4)(5)	10.0%
Mayfield XI, a Delaware Limited Partnership	150,357	(2)	-0-		0.5%
Mayfield XI Qualified, a Delaware Limited Partnership	2,411,312	(3)	-0-		8.7%
Mayfield Associates Fund VI, a Delaware Limited Partnership	50,118	(4)	-0-		0.2%
Mayfield Principals Fund II, a Delaware LLC Including Multiple Series	172,633	(5)	-0-		0.6%
Yogen K. Dalal	-0-		2,784,420	(6)	10.0%
Janice M. Roberts	-0-		2,784,420	(6)	10.0%
Robert T. Vasan	-0-		2,784,420	(6)	10.0%
TOTAL	2,784,420	(1)			10.0%

(1)	The respective percentages set forth in this column were obtained by dividing the number of shares by 27,754,469, which is the aggregate number of shares outstanding as of November 7, 2011 as reported in the Issuer’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011.

(2)	Represents shares held directly by Mayfield XI, a Delaware Limited Partnership (“Mayfield XI”), of which Mayfield XI Management, L.L.C. (“Mayfield XI Management”) is the sole General Partner.

(3)	Represents shares held directly by Mayfield XI Qualified, a Delaware Limited Partnership (“Mayfield XI Qualified”), of which Mayfield XI Management is the sole General Partner.

(4)	Represents shares held directly by Mayfield Associates Fund VI, a Delaware Limited Partnership (“Mayfield Associates VI”), of which Mayfield XI Management is the sole General Partner.

(5)	Represents shares held directly by Mayfield Principals Fund II, a Delaware LLC Including Multiple Series (“Mayfield Principals II”), of which Mayfield XI Management is the Managing Director.

(6)	Includes shares held directly by Mayfield XI, Mayfield XI Qualified, Mayfield Associates VI and Mayfield Principals II. Yogen K. Dalal, Janice M. Roberts and Robert T. Vasan are Managing Directors of Mayfield XI Management, which is the general partner of Mayfield XI Qualified, Mayfield XI and Mayfield Associates VI and the sole Managing Director of Mayfield Principals II. Mr. Dalal, Ms. Roberts and Mr. Vasan may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield XI, Mayfield XI Qualified, Mayfield Associates VI and Mayfield Principals II, but each disclaims such beneficial ownership.